UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 17, 2008

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PharmaNet Development Group, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.  Other Events.

As disclosed in the Company’s press release dated July 17, 2008, on July 17, 2008, PharmaNet Development Group, Inc. (the “Company”) entered into a Seventh Amendment (the “Amendment”) to its revolving Amended and Restated Credit Agreement, as amended from time to time (the “Credit Agreement”) with UBS AG, Stamford Branch and other financial institutions (the “Bank”) thereby reinstating the Company’s ability to borrow on the Credit Agreement.  UBS AG, Stamford Branch, continues to serve as Administrative Agent and Collateral Agent.  As a result of this Amendment, certain financial covenants in the Credit Agreement, including certain of the Company’s covenants to maintain certain financial ratios, were either waived by the Bank or amended by the parties to reflect the Company’s current operations and business needs.

The Amendment does not affect the total committed amount of the credit line, potential interest rates on any borrowings or the remaining term. At this time, the Company has no outstanding balance under the Credit Agreement and any potential future use will be for general company purposes.

The obligations under the Credit Agreement are secured by substantially all of the Company’s assets and are due on December 22, 2009.

A copy of the Amendment will be filed as an exhibit to the Company’s next appropriate periodic report.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits

99.1

  Press Release dated July 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHARMANET DEVELOPMENT GROUP, INC.

By:	/s/ John P. Hamill
Name:	John P. Hamill EVP and Chief Financial Officer
Title:

Date:  July 21, 2008